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                                                              EXHIBIT 5.1

                             WINTHROP & WEINSTINE, P.A.
                              3000 Dain Rauscher Plaza
                               60 South Sixth Street
                           Minneapolis, Minnesota  55402
                                   (612) 347-0700

                                September 28, 1998

Destron Fearing Corporation
490 Villaume Avenue
South St. Paul, MN  55075

Re:  Registration Statement on Form S-8
     Stock Option Plan, as amended (1,000,000 Shares)

Gentlemen:

We have acted as legal counsel for Destron Fearing Corporation (the "Company") in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission on the date hereof and the Prospectus to be used in conjunction with the Registration Statement (the "Prospectus") relating to the registration under the Securities Act of 1933, as amended, of the issuance of 1,000,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), to be issued under the Company's Stock Option Plan, as amended (the "Plan"), in the manner set forth in the Registration Statement and the Prospectus.

In connection therewith, we have examined (a) the Certificate of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; (c) the Plan; and (d) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1. The Company has been legally incorporated and is validly existing under the laws of the State of Delaware.

2. All necessary corporate action has been taken by the Company to authorize the issuance of the Shares.

3. The Shares are validly authorized by the Company's Certificate of Incorporation, as amended, and when issued and paid for as contemplated in the Registration Statement, Prospectus and Plan, will be validly issued, fully paid, and non-assessable.

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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

Very truly yours,

WINTHROP & WEINSTINE, P.A.


By - /s/ Michele D. Vaillancourt
     -----------------------------
      Michele D. Vaillancourt